CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Bovie Medical Corporation
Purchase, New York

We hereby consent to the incorporation by reference in Registration Statement Number 333-195624 on Form S-8 and Registration Statement Number 333-200986 on Form S-3 of Bovie Medical Corporation, of our report dated February 27, 2015 on the consolidated financial statements of Bovie Medical Corporation as of and for the year ended December 31, 2014, appearing in this Annual Report on Form 10-K..

/s/ Frazier & Deeter, LLC

Frazier & Deeter, LLC
Tampa, Florida

October 31, 2016